United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 1, 2015

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 N. Bryant Ave., Suite 110 Edmond, Oklahoma	73034
(Address of principal executive offices)	(Zip Code)

5900 Mosteller Drive, Oklahoma City, Oklahoma 73112

(Former name, former address and former fiscal year, if changed since last report)

Registrant’s telephone number, including area code: (405) 753-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 18, 2015, PSM Holdings, Inc., a Delaware corporation (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Quintium Private Opportunities Fund, LP, a Delaware limited partnership, (the “Lender”) whereby the Lender agreed to loan to the Company an aggregate of $750,000, with an additional $250,000 to be loaned to the Company at the Lender’s discretion during the term of the loan (collectively the “Loan”). Pursuant to the Loan Agreement, the Company issued a Promissory Note dated February 18, 2015, to the Lender (the “Note”) for up to an aggregate of $1,000,000. The Loan is secured by all of the assets of the Company (including intellectual property rights and licenses) and its subsidiaries as agreed to in the Security Agreement dated February 18, 2015, between the Company, and its subsidiaries, and the Lender (the “Security Agreement”). Upon the occurrence of an Event of Default (as defined in the Note) the Lender has the right to foreclose on the assets of the Company.

The security interest granted to the Lender is guaranteed by the Company’s wholly-owned subsidiaries, WWYH, Inc., a Texas corporation (“WWYH”), and PrimeSource Mortgage, Inc., a Delaware corporation (“PSMI”), pursuant to the Guaranty Agreements dated February 18, 2015.

Effective October 1, 2015, the Company, PSMI, and WWYH entered into the First Amendment to the Loan Agreement (the “Amendment”) with the Lender whereby the following amendments to the Loan Agreement were made:

●	An increase the interest rate of the Note (as of the effective date of the Amendment) from 14% to 18%;
●	A change in the minimum EBITDA for September 30, 2015 to $400,000;
●	A change in the minimum EBITDA for December 31, 2015 to $700,000;
●	A requirement for monthly financials prepared according to GAAP to be provided after each month to the Lender by the Company;
●	A requirement for monthly loan generation reports to be provided after each month to the Lender by the Company; and
●

A requirement for monthly US Housing & Urban Development Department (“HUD”) net worth calculations, and supporting documentation, to be provided by the Company to the Lender once they are provided to HUD.

The Amendment also waived previous defaults of EBITDA requirements under the Loan Agreement.

In connection with entering into the Amendment, the Company agreed to pay to the Lender a fee of $7,500 and an amount equal to one-half percent of the then-outstanding principal amount on the Note as of the maturity date. The Amendment also included a full release of the Lender from any claims as of the effective date of the Amendment.

As a result of the Amendment, the Security Agreement was modified to exclude any assets which would be required to comply with the HUD net worth requirements. In addition, the Note was modified to reflect the change of interest rate.

The Amendment and the modifications to the Security Agreement and the Note are included as exhibits hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	First Amendment to the Loan Agreement Effective October 1, 2015
99.2	Note Modification Agreement Effective October 1, 2015
99.3	Security Agreement Modification Effective October 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: October 6, 2015	By:	/s/ Kevin Gadawski
Kevin Gadawski, President

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